-------------------------------------------------------------------------------

                                                                 Exhibit 4(c)





                               H.J. HEINZ COMPANY





                                       and


                                    [        ]







                                                                As Warrant Agent











                      ------------------------------------



                                WARRANT AGREEMENT


                         Dated as of _________ __, 199_


                      ------------------------------------
















-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page


 ARTICLE I

    ISSUANCE OF WARRANTS AND EXECUTION
    AND DELIVERY OF WARRANT CERTIFICATES......................................2
    SECTION 1.1  Issuance of Warrants.........................................2
    SECTION 1.2  Execution and Delivery of Warrant Certificates...............2
    SECTION 1.3  Issuance of Warrant Certificates.............................3

 ARTICLE II

    WARRANT PRICE, DURATION
    AND EXERCISE OF WARRANTS..................................................3
    SECTION 2.1  Warrant Price................................................3
    SECTION 2.2  Duration of Warrants.........................................4
    SECTION 2.3  Exercise of Warrants.........................................4

 ARTICLE III

    OTHER PROVISIONS RELATING TO RIGHTS
    OF HOLDERS OF WARRANT CERTIFICATES........................................5
    SECTION 3.1  No Rights as Holders of [   ] Conferred by Warrants or
                 Warrant Certificates.........................................5
    SECTION 3.2  Lost, Stolen, Destroyed or Mutilated Warrant Certificates....5
    SECTION 3.3  Holder of Warrant Certificate May Enforce Rights.............6

 ARTICLE IV

    EXCHANGE AND TRANSFER
    OF WARRANT CERTIFICATES...................................................6
    SECTION 4.1  Exchange and Transfer of Warrant Certificates................6
    SECTION 4.2  Treatment of Holders of Warrant Certificates.................7
    SECTION 4.3  Cancellation of Warrant Certificates.........................7

 ARTICLE V

    CONCERNING THE WARRANT AGENT..............................................8
    SECTION 5.1  Warrant Agent................................................8
    SECTION 5.2  Conditions of Warrant Agent's Obligations....................8
    SECTION 5.3  Resignation and Appointment of Successor....................10
    SECTION 5.4  Payments of Taxes...........................................11

                                                                            Page

 ARTICLE VI

        MISCELLANEOUS........................................................11
        SECTION 6.1  Amendment...............................................11
        SECTION 6.2  Notices and Demands to the Company and Warrant Agent....12
        SECTION 6.3  Addresses...............................................12
        SECTION 6.4  Applicable Law..........................................12
        SECTION 6.5  Delivery of Prospectus..................................12
        SECTION 6.6  Obtaining of Governmental Approvals.....................12
        SECTION 6.7  Persons Having Rights Under Agreement...................13
        SECTION 6.8  Headings................................................13
        SECTION 6.9  Counterparts............................................13
        SECTION 6.10 Inspection of Agreement.................................13

 EXHIBIT A

        [FORM OF WARRANT CERTIFICATE].........................................1

                                WARRANT AGREEMENT


                    THIS WARRANT AGREEMENT (this "Agreement"), dated as of _________ ___, 199_ between H.J. Heinz Company, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company"), and [ ], a [ ] duly existing under the laws of [ ], as Warrant Agent (the "Warrant Agent").


                               W I T N E S S E T H

                    WHEREAS, the Company has previously entered into an Indenture (the "Indenture"), dated as of July 15, 1992, with The First National Bank of Chicago as trustee (The First National Bank of Chicago and any successor or successors of such trustee being hereinafter referred to as the "Trustee"), in connection with the issuance from time to time by the Company of its debt securities; and

                    WHEREAS, the Company proposes to issue under the Indenture $[ ] principal amount of debt securities designated as its [ ] due [ ] (the "[ ]") and to provide for the issuance under the Indenture of $[ ] principal amount of debt securities designated as its [ ] due [ ] (the "[ ]"); and

                    WHEREAS, the Company proposes to sell the [ ] with warrant certificates evidencing one or more warrants (the "Warrants" or, individually, a "Warrant") representing the right to purchase the [ ], such warrant certifi cates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and

                    WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

                    NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                       ISSUANCE OF WARRANTS AND EXECUTION
                      AND DELIVERY OF WARRANT CERTIFICATES

                    SECTION 1.1 Issuance of Warrants. Warrants shall be initially issued in connection with the issuance of the [ ] but shall be separately transferable. Each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase [ ] [ ] in the principal amount of $[ ]. Warrant Certificates shall be initially issued in units with the [ ], and each Warrant Certificate included in such a unit shall evidence [ ] Warrants for each $[ ] principal amount of [ ] included in such unit.

                    SECTION 1.2 Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrant Certificates may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by the chairman or vice chairman of its Board of Directors, or the president or treasurer or any vice president of the Company under its corporate seal, and the same to be attested by its secretary, or any of its assistant secretaries. Such signatures may be manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

                    No Warrant Certificate shall be valid for any purpose until it has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly delivered hereunder.

                    In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates nevertheless may be countersigned and delivered, as though the person who signed such Warrant Certifi cates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

                    The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose (the "Warrant Register").

                    SECTION 1.3 Issuance of Warrant Certificates. Warrants relating to the purchase of an aggregate principal amount not exceeding $[ ] of [ ] (except as provided in Section 3.2) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates, duly executed on behalf of the Company, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to $[ ] aggregate principal amount of [ ] and shall deliver such Warrant Certificates to or upon the written order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates, as hereinafter provided.


                                   ARTICLE II

                             WARRANT PRICE, DURATION
                            AND EXERCISE OF WARRANTS

                    SECTION 2.1 Warrant Price. The exercise price of each warrant (the "Warrant Price") shall be determined on the following basis: [If applicable, insert in the following paragraph relevant amounts in applicable foreign currency, currency unit or composite currency.]

                    [If applicable, insert -- The Warrant Price is equal to the principal amount of [ ] purchased, plus accrued interest from the next preceding interest payment record date in respect of such [ ].]

                    [If applicable, insert -- On ________ __, ____ the Warrant Price is $[ ]. During the period from ________ __, ____, through and including ________ __, ____ the Warrant Price will be $[ ] [, plus [accrued amortization of the original issue discount] [accrued interest] from ________ __, ____]. On
________

__, ____ through and including ________ __, ____ the Warrant Price will be $[ ] [, plus [accrued amortization of the original issue discount] [accrued interest] from ________ __, ____]. [If applicable, insert -- In each case, the original issue discount will be amortized at a [ ]% annual rate, computed on a semiannual basis, using a 360-day year consisting of twelve 30-day months.] [If applicable, insert -- The original issue discount for each $[ ] principal amount of [ ] is $[ ].]

                    SECTION 2.2 Duration of Warrants. Each Warrant evidenced by a Warrant Certificate may be exercised in whole at any time, as specified herein, on or after the date thereof and at or before the close of business on ________ __, ____. Each Warrant not exercised at or before the close of business on ________ __, ____ shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

                    SECTION 2.3 Exercise of Warrants. (a) During the period specified in Section 2.2, any whole number of Warrants, if the Warrant Certificate evidencing the same shall have been countersigned by the Warrant Agent, may be exercised by providing certain information set forth on the reverse side of the Warrant Certificate and by paying in full, [in lawful money of the United States of America] [if applicable, insert relevant amounts in applicable foreign currency, currency unit or composite currency], [in cash or by certified check, official bank check or bank wire transfer, in each case] [by bank wire transfer,] in immediately available funds, the Warrant Price for each Warrant exercised, to the Warrant Agent at its corporate trust office, [ ]; provided that such exercise is subject to receipt by the Warrant Agent of the Warrant Certificate with the form of election to purchase [ ] set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The date on which payment in full of the Warrant Price is received by the Warrant Agent for any Warrant which is exercised shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which such Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price for any Warrant which is exercised in the account of the Company maintained with it for such purpose and shall advise the Company by telephone at the end of each day on which a wire transfer of the Warrant Price for the exercise of any Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

                    (b) The Warrant Agent shall from time to time, as promptly as practicable, advise the Company and the Trustee of the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the [ ] to which such holder is enti tled upon such exercise, and delivery of Warrant Certificates evidencing the balance, if any, of Warrants remaining after such exercise and such other information as the Company or the Trustee shall reasonably require.

                    (c) As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue, pursuant to the Indenture, to or upon the written order of the holder of the Warrant Certificate evidencing such Warrant or Warrants, the [ ] or [ ] in authorized denominations to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder, and, if fewer than all of the Warrants evidenced by such Warrant Certificate were exercised, a new Warrant Certificate for the number of warrants remaining unexercised.

                    (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with the transfer involved in the issue of the [ ]: and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any [ ] until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.


                                   ARTICLE III

                       OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF WARRANT CERTIFICATES

                    SECTION 3.1 No Rights as Holders of [ ] Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of the [ ], including, without limitation, the right to receive the payment of principal or of interest on the [ ] or to enforce any of the covenants of the [ ] or the Indenture except as otherwise provided in the Indenture or pursuant thereto.

                    SECTION 3.2 Lost, Stolen, Destroyed or Mutilated Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to them and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and for a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this

Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive with respect to the replacement of lost, stolen, destroyed or mutilated Warrant Certificates and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of lost, stolen, destroyed or mutilated Warrant Certificates.

                    SECTION 3.3 Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of any Warrant Certificate, without the consent of the Warrant Agent, and Trustee, the holder of any [ ] or the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, or institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in his Warrant Certificate and in this Agreement.


                                   ARTICLE IV

                              EXCHANGE AND TRANSFER
                             OF WARRANT CERTIFICATES

                    SECTION 4.1 Exchange and Transfer of Warrant Certificates. Upon surrender at the corporate trust office of the Warrant Agent, Warrant Certificates may be exchanged for other Warrant Certificates in denominations evidencing Warrants, each Warrant entitling the holder thereof to purchase $[ ] principal amount of [ ] at the Warrant Price; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. The Warrant Agent shall keep, at its corporate trust office, the Warrant Register in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer that will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificate surrendered for such exchange or registration of transfer.

                    SECTION 4.2 Treatment of Holders of Warrant Certificates. Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of such Warrant Certificate that until the transfer of the Warrant Certificate is registered on the Warrant Register, the Company and the Warrant Agent may treat the registered holder of a Warrant Certificate as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

                    SECTION 4.3 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall promptly notify the Company of any Warrant Certificate which has been canceled and shall deliver to the Company from time to time or otherwise dispose of cancelled Warrant Certificates in a manner satisfactory to the Company.


                                    ARTICLE V

                          CONCERNING THE WARRANT AGENT

                    SECTION 5.1 Warrant Agent. The Company hereby appoints [ ] as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth; and [ ] hereby accepts such appointment. The Warrant Agent shall have the power and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereinafter grant to and confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

                    SECTION 5.2 Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

                    (a) Performance by the Company. The Company agrees that it will take any corporate action which may be reasonably necessary in order to fulfill its obligations under this Agreement and the Warrant Certificates and that it will not take any action or suffer to exist any condition which would materially impair its ability to perform its obligations under this Agreement and the Warrant Certificates.

                    (b) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent (or its agents or counsel), arising out of or in connection with its acting as such Warrant Agent hereunder, as well as the cost and reasonable expenses of defending against any claim of liability in the premises.

                    (c) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relation ship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

                    (d) Counsel. The Warrant Agent may consult with counsel reasonably satisfactory to it and the Company, and the reasonable opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Warrant Agent hereunder in good faith and in accordance with the opinion of such counsel.

                    (e) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance in good faith upon any Warrant Certificates, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented and signed by the proper parties.

                    (f) Certain Transactions. The Warrant Agent, and its officers, directors and employees may become the owner of, or acquire any interest in, any

Warrant Certificates, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of [ ] or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under the Indenture.

                    (g) No Liability for Interest. The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or, of the Warrant Certificates, except through a breach of its obligations under this Agreement.

                    (h) No Liability for Invalidity. The Warrant Agent shall not incur any liability with respect to the validity of this Agreement or any of the Warrant Certificates.

                    (i) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations contained herein or in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

                    (j) No Implied Obligations. The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any material expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.2 hereof, to make any demand upon the Company.

                    SECTION 5.3 Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Warrant

Certificates, that there shall at all times be a Warrant Agent hereunder until all of the Warrant Certificates are no longer exercisable.

                    (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company agrees to accept less notice. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 5.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

                    (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent or shall file a petition seeking relief under Title 11 of the United States Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy law or similar law or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of Title 11 of the United States Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be a Warrant Agent hereunder.

                    (d) Any successor Warrant Agent appointed hereunder, and thereupon such successor Warrant Agent without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                    (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                    SECTION 5.4 Payments of Taxes. The Company will pay all stamp and other duties, if any, to which, under the laws of the United States of America, this Agreement or the original issuance of the Warrant Certificates may be subject.


                                   ARTICLE VI

                                  MISCELLANEOUS

                    SECTION 6.1 Amendment. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or in regard to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable, provided such action shall not adversely affect the interests of the holders of the Warrant Certificates, and provided further that the Company and the Warrant Agent may amend this Agreement in any manner prior to the issuance of any Warrants hereunder. With the consent of the holders of not less than a majority in number of the then outstanding unexercised Warrants affected, the Company and the Warrant Agent may modify or amend any other term of this Agreement; provided, however, that no such modification or amendment may be made without the consent of the holders affected thereby if such proposed amendment would (i) shorten the period of time during which the Warrants may be exercised; (ii) otherwise materially and adversely affect the exercise rights of the holders of the Warrants; or (iii) reduce the number of outstanding Warrants.

                    SECTION 6.2 Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates or otherwise, the Warrant Agent shall promptly forward such notice or demand to the Company.

                    SECTION 6.3 Addresses. Any communications from the Company to the Warrant Agent with respect to this Agreement shall be addressed to [ ],
Attention: [ ], and any communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed to H.J. Heinz Company, 600 Grant Street, Pittsburgh, Pennsylvania 15219, Attention: Senior Vice President General Counsel (or such other address as shall be specified in writing by the Warrant Agent or by the Company, respectively).

                    SECTION 6.4 Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by the laws of the State of New York.

                    SECTION 6.5 Delivery of Prospectus. To the extent required by applicable law, the Company will furnish to the Warrant Agent sufficient copies of a prospectus and, if applicable, a prospectus supplement relating to the [ ] deliverable upon exercise of Warrant Certificates (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant Certificate by the holder thereof, the Warrant Agent will deliver to such holder, prior to or concurrently with the delivery of the [ ] issued upon such exercise, a Prospectus.

                    SECTION 6.6 Obtaining of Governmental Approvals. The Company will from time to time take all action which may be reasonably necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and state laws, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the [ ] issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

                    SECTION 6.7 Persons Having Rights Under Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended or shall be construed, to confer upon, or to give to, any person or corporation other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the holders of the Warrant Certificates.

                    SECTION 6.8 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall neither control nor affect the meaning or construction of any of the provisions hereof.

                    SECTION 6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

                    SECTION 6.10 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent in [ ], [ ] for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

                    IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by one of its duly authorized officers, and its corporate seal to be affixed hereunto, and the same to be attested by its secretary or one of its assistant secretaries; and the Warrant Agent has caused this Agreement to be signed by one of its duly authorized officers, and its corporate seal to be affixed hereunto, and the same to be attested by one of its secretaries or assistant secretaries all as of the day and year first above written.


                                         H.J. HEINZ COMPANY


                                         By
                                           -------------------------------
                                              Name:
                                              Title:

Attest:


-----------------------------------
                                         [                           ]


                                         By
                                           -------------------------------
                                              Name:
                                              Title:
Attest:



-----------------------------------

                                    EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]
                        EXERCISABLE ONLY IF COUNTERSIGNED
                     BY THE WARRANT AGENT AS PROVIDED HEREIN

                        WARRANT CERTIFICATE REPRESENTING
                            [ ] WARRANTS TO PURCHASE
                                       [ ]
                                    DUE [ ],
                              AS DESCRIBED HEREIN.


                               H.J. HEINZ COMPANY

                                PURCHASE WARRANT
                                     FOR [ ]
                                     DUE [ ]
                        VOID AFTER THE CLOSE OF BUSINESS
                              ON ________ __, ____


                 This certifies that or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase, at any time on or before the close of business on ________ __, ____, $[ ] principal amount of [ ] due ________ __, ____ (the "[ ]"), of
H.J. Heinz Company (the "Company"), issued and to be issued under the Indenture (as hereinafter defined), at a purchase price (the "Warrant Price") determined on the following basis: [If applicable, insert in the following paragraph relevant amounts in applicable foreign currency, currency unit or composite currency.]

                 [If applicable, insert -- The Warrant Price is equal to the principal amount of [ ] purchased, plus accrued interest from the next preceding interest payment record date in respect of such [ ].]

                 [If applicable, insert -- On ________ __, ____ the Warrant Price is $[ ]. During the period from ________ __, ____, through and including ________ __, ____ the Warrant Price will be $[ ] [, plus [accrued amortization of the original issue discount] [accrued interest] from ________ __, ____]. On ________ __, ____ through and including ________ __, ____ the Warrant Price will be $[ ] [, plus [accrued amortization of the original issue discount] [accrued interest] from ________ __, ____]. [If applicable, insert -- In each case, the original issue discount will be amortized at a [ ]% annual rate, computed on a semiannual basis, using a 360-day year consisting of twelve 30-day months.] [If applicable, insert -- The original issue discount for each $[ ] principal amount of [ ] is $[ ].]

                 The owner may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, [in lawful money of the United States of America] [if applicable, insert relevant amounts in applicable foreign currency, currency unit or composite currency], [in cash or by certified check, official bank check or bank wire transfer, in each case] [by bank wire transfer,] in immediately available funds, the Warrant Price for each Warrant exercised, to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [ ], or its successors as Warrant Agent (the "Warrant Agent"), currently at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

                 This Warrant Certificate may be exercised to purchase [ ] in registered form upon exercise of this Warrant Certificate. If exercised in part, this Warrant Certificate may be exercised only to purchase [ ] in registered form in denominations of [ ] and any integral multiples thereof. Upon any partial exercise of this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate in respect of the number of Warrants as to which this Warrant Certificate was not exercised.

                 This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of ________ __, ____ (the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent.

                 The [ ] to be issued and delivered upon the exercise of this Warrant Certificate will be issued under and in accordance with an Indenture, dated as of ________ __, ____ (the "Indenture"), between the Company and [ ] as trustee ([ ] and any successor or successors as such trustee being hereinafter referred to as the "Trustee"), and will be subject to the terms and provisions contained in the [ ] and in the Indenture. Copies of the Indenture are on file at the corporate trust office of the Trustee [in [city, state]].

                 The Warrant Certificate may be surrendered for registration of transfer at the corporate trust office of the Warrant Agent by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

                 After countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent in [ ], [ ] for Warrant Certificates representing the same aggregate number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement.

                 This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the [ ], including, without limitation, the right to receive payments of principal of and interest, if any, on the [ ] or to enforce any of the covenants of the [ ] or the Indenture, except as otherwise provided in the Indenture.

                 This Warrant Certificate shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                 This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

                 Dated as of ________ __, ____.

                 IN WITNESS HEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



                                          H.J. HEINZ COMPANY


                                          By:
                                            ------------------------------------
                                             Name:
                                             Title:
Attest:


------------------------------------
Countersigned:

[          ]
          as Warrant Agent

By
  ----------------------------------
        Authorized Signature

                     (Instructions for Exercise of Warrants)

                 To exercise the Warrants represented hereby, the Warrant holder should pay [in cash or by certified check, official bank check or bank wire transfer, in each case] [by bank wire transfer,] in immediately available funds, the Warrant Price in full for Warrants exercised, to [insert name of Warrant Agent] Corporate Trust Department, [insert address of Warrant Agent], Attn: [ ], which [payment] [wire transfer] should specify the name of the Warrant holder and the number of Warrants exercised by such Warrant holder. In addition, the Warrant holder should complete the information required below and mail this Warrant Certificate by registered mail to the Warrant Agent at the address set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent before any [ ] subject hereto will be issued.

                         [FORM OF ELECTION TO PURCHASE]

                   (To be executed upon exercise of Warrants)

                 The undersigned hereby irrevocably elects to exercise Warrants, represented by this Warrant Certificate, to purchase $[ ] principal amount of the [ ] due [ ] (the "[ ]") of H.J. Heinz Company and represents that he has tendered payment for such [ ] [in cash or by certified check, official bank check or bank wire transfer, in each case] [by bank wire transfer,] in immediately available funds, to the order of H.J. Heinz Company, c/o [insert name and address of Warrant Agent], in the amount of $[ ] in accordance with the terms hereof. The undersigned requests that said principal amount of [ ] be in fully registered form, in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

                 If said principal amount of [ ] is less than all of the [ ] purchasable hereunder, the undersigned requests that a new Warrant Certificate repre senting the remaining balance of the Warrants evidenced hereby be issued and delivered to the undersigned at the address set forth below unless otherwise specified in the instructions below.


Dated:
                                            Name:
----------------------------------               ----------------------------
(Insert Social Security or                           (Please Print)
Other Identifying Number of Holder)
                                            Address:
                                                    -------------------------

                                                    -------------------------

                                            Signature:
                                                      -----------------------

This Warrant may be exercised by hand or by mail at the following address:

                 By Hand at:  [          ]
                 By Mail at:  [Instructions as to form and delivery of [    ]
and/or Warrant Certificates -- complete as appropriate.]

                 Special instructions as to form and delivery of [ ] and, if applicable, Warrant Certificates evidencing unexercised Warrants:

                 [ ]: Please issue [ ] in denominations of [ ] registered in the name of [ ] ([social security] [other identifying] number [ ]), [complete address], and deliver the same to [name and complete address].

                 Warrants: Please issue a new Warrant Certificate registered in the name of [ ] ([social security] [other identifying] number [ ]), [complete address], and deliver the same to [name and complete address].

                                   Assignment

                  (Form of Assignment To Be Executed If Holder
                 Desires to Transfer Warrants Evidenced Hereby)

           FOR VALUE RECEIVED
                             ----------------------------------------
hereby sells, assigns and transfers unto


---------------------------------------------------------------------
(Please print name and address including zip code and specify social security or other identifying number)

---------------------------------------------------------------------

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer said Warrant Certificate on the books of the Company with full power of substitution in the premises.

Dated:


                                     --------------------------------------
                                                  Signature

                                     (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a national securities exchange.)




Signature Guaranteed


------------------------------------